Exhibit 23.1









      Consent of Independent Registered Public Accounting Firm

The Board of Directors
Euronet Worldwide, Inc.

We consent to the incorporation by reference in the Registration Statement, Form S-8 used to register four million common shares pursuant to the 2006 Stock Incentive Plan of Euronet Worldwide, Inc. of our report dated March 8, 2006 with respect to the consolidated balance sheets of Euronet Worldwide, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and our report dated March 8, 2006 with respect to management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2005 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2005.

Our report dated March 8, 2006 on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financing reporting as of December 31, 2005 contains an explanatory paragraph that states Euronet Worldwide, Inc. acquired Telerecarga S.A. (Telerecarga) and Instreamline S.A. (Instreamline) during 2005, and management excluded from its assessment of the effectiveness of Euronet Worldwide, Inc.'s internal control over financial reporting as of December 31, 2005 Telerecarga's and Instreamline's internal control over financial reporting associated with total assets of $110.8 million and total revenues of $25.5 million, included in the consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of and for the year ended December 31, 2005. Our audit of internal control over financial reporting of Euronet Worldwide, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of Telerecarga and Instreamline.



                                        /s/ KPMG LLP



Kansas City, Missouri
August 9, 2006